Exhibit 99.1
Corporate Property Associates 16 - Global Incorporated
Supplemental Information
As of December 31, 2008
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2008. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA16GLOBAL.com

Corporate Property Associates 16 – Global Incorporated
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2008	2007	2006	2008	2007	2006
Net income	$1,598	$2,501	$10,501	$20,247	$34,204	$30,105
Depreciation, amortization, and other non-cash charges	11,595	13,357	3,714	49,124	29,709	12,831
Straight-line and other rent adjustments	(1,202)	(1,136)	(30)	(1,732)	(1,169)	(1,384)
Gain on sale of real estate, net	-	-	-	(136)	-	-
Impairment charges	890	-	-	890	-	-
FFO adjustment to earnings from equity investments	5,632	8,573	2,279	13,938	15,703	8,549
FFO adjustment to minority investees’ share of earnings	3,054	(8,490)	(78)	(6,569)	(8,004)	(154)

FFO	$21,567	$14,805	$16,386	$75,762	$70,443	$49,947

FFO per share (a)	$0.20	$0.17	$0.20	$0.72	$0.76	$0.81

Weighted average shares outstanding	122,548,847	118,791,645	99,673,599	121,314,180	116,654,112	75,304,433

(a)
FFO per share includes an adjustment of $3 million, $5.1 million and $3.1 million for the three months ended December 31, 2008, 2007 and 2006, respectively, and $12 million, $18 million and $11 million for the years ended December 31, 2008, 2007 and 2006, respectively, for issuance of shares to an affiliate in satisfaction of fees due. These shares are included in the weighted average shares outstanding but are not a reconciling adjustment in the determination of FFO.

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

Corporate Property Associates 16 - Global Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Years ended December 31,
	2008	2007	2006
Cash flow from operating activities — as reported	$117,435	$120,985	$52,255
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	2,327	7,367	7,894
Distributions paid to minority partners, net (b)	(5,980)	(4,097)	(1,672)
Changes in working capital (c)	(6,301)	(2,147)	2,357

Adjusted cash flow from operating activities	$107,481	$122,108	$60,834

Adjusted cash flow per share	$0.89	$1.05	$0.81

Distributions declared per share	$0.6576	$0.6498	$0.6373

Payout ratio (distributions per share/adjusted cash flow per share)	74%	62%	79%

Weighted average shares outstanding	121,314,180	116,654,112	75,304,433

(a)
To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations. Distributions also include the repatriation of cash previously accumulated in foreign bank accounts held by certain joint ventures which has been allocated to the period during which the cash accumulation occurred.

(b)	Represents minority partners’ share of distributions made by ventures that we consolidate in our financial statements.

(c)
Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described above. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 16 Incorporated
Portfolio Diversification as of December 31, 2008 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

		Percentage of
Tenant/Lease Guarantor	Annualized Rent(a)	Total Annualized Rent
Hellweg Die Profi-Baumärkte GmbH & Co KG (b)	$13,472	7%
Telcordia Technologies, Inc.	9,459	5%
Mercury Partners, LP and U-Haul Moving Partners Inc.	8,782	5%
Nordic Cold Storage, LLC	6,250	3%
Fraikin SAS (b)	6,226	3%
Thales S.A. (b)	4,600	2%
International Aluminum Corporation	4,561	2%
Prefecture de Police (b)	4,276	2%
MJB Acquisition Corporation	4,253	2%
OBI A.G. (b)	4,099	2%

	$65,978	33%

Weighted Average Lease Term for Portfolio:	15.5 years

(a)	Rents reflect annualized rent as of December 31, 2008 on a pro rata basis.

(b)	Rent amounts are subject to fluctuations in foreign currency exchange rates.
Historical Occupancy Trend (since inception)

Corporate Property Associates 16 - Global Incorporated
Portfolio Diversification as of December 31, 2008 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent(a)	Percent
U.S.
East	$41,220	21%
South	29,613	15%
Midwest	25,307	13%
West	21,737	11%

U.S. Total	117,877	60%

International
Germany	31,945	17%
France	16,547	9%
Finland	12,081	6%
United Kingdom	4,529	2%
Poland	4,099	2%
Asia (b)	3,758	2%
Other (c)	3,126	2%

International Total	76,085	40%

Total	$193,962	100%

Property Type	Annualized Rent(a)	Percent
Industrial	$84,244	43%
Office	39,450	20%
Warehouse/Distribution	26,260	14%
Retail	23,202	12%
Other Properties (d)	12,024	6%
Self-Storage	8,782	5%

Total	$193,962	100%

Portfolio Diversification by Geography
Portfolio Diversification by Property Type

(a) Rents reflect annualized rent as of December 31, 2008 on a pro rata basis.
(b) Includes revenue from tenants in Thailand and Malaysia.
(c) Includes revenue from tenants in Canada, Sweden and Mexico.
(d) Includes revenue from tenants with the following property types: land (2.5%), residential (2%), hospitality (1%) and education (0.5%).

Corporate Property Associates 16 - Global Incorporated
Portfolio Diversification as of December 31, 2008 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized	Percentage of
Industry Type (a)	Rent(b)	Annualized Rent
Retail Trade	$26,662	14%
Automobile	16,570	8%
Chemicals, Plastics, Rubber, and Glass	15,972	8%
Healthcare, Education and Childcare	15,809	8%
Electronics	13,808	7%
Transportation - Cargo	10,700	5%
Telecommunications	9,459	5%
Construction and Building	9,168	5%
Consumer Non-durable Goods	9,160	5%
Beverages, Food, and Tobacco	8,307	4%
Machinery	6,479	3%
Business and Commercial Services	6,250	3%
Buildings and Real Estate	5,708	3%
Hotels and Gaming	5,500	3%
Aerospace and Defense	5,451	3%
Textiles, Leather, and Apparel	5,235	3%
Insurance	4,882	2%
Federal, State and Local Government	4,276	2%
Grocery	3,450	2%
Transportation - Personal	3,074	2%
Mining, Metals, and Primary Metal Industries	3,018	2%
Other(c)	5,024	3%

Total	$193,962	100%

(a) Based on the Moody’s Classification System and information provided by the tenant.
(b) Rents reflect annualized rent as of December 31, 2008 on a pro rata basis.
(c) Includes revenue from tenants in the following industries: Consumer Services (1.2%), Media Printing and Publishing (1%), and Utilities (0.5%).